Exhibit 99.1

Stitch Fix Announces First Quarter of Fiscal Year 2024 Financial Results

SAN FRANCISCO, December 5, 2023 (GLOBE NEWSWIRE) -- Stitch Fix, Inc. (NASDAQ:SFIX), the trusted online personal styling service, today announced its financial results for the first quarter of fiscal 2024, ended October 28, 2023.
“The original vision of Stitch Fix is as powerful, relevant and compelling today as it was when the company was launched, and I am confident that our best days are ahead of us,” said Matt Baer, Chief Executive Officer. “This quarter's results are encouraging, and I'm pleased with the progress we have made to date. We continue to focus on optimizing the business in the short term while working to reimagine our business and operating model with the goal of delivering sustainable and profitable growth in the future.”
During the first quarter of fiscal 2024, we ceased operations of our UK business and met the accounting requirements for reporting the UK business as a discontinued operation. Accordingly, our condensed consolidated financial statements reflect the results of the UK business as a discontinued operation for all periods presented. Unless otherwise noted, amounts and disclosures below relate to our continuing operations.
First Quarter Fiscal 2024 Key Metrics and Financial Highlights
•Net revenue from continuing operations of $364.8 million, a decrease of 18% year-over-year, but at the higher end of our first quarter 2024 guidance range.
•Net loss from continuing operations of $26.2 million and diluted loss per share from continuing operations of $0.22.
•Adjusted EBITDA from continuing operations of $8.6 million, which exceeded the high end of our first quarter 2024 guidance and reflects benefits from our disciplined cost management.
•Active clients from continuing operations of 2,989,000, a decrease of 132,000, or 4%, quarter-over-quarter; and a decrease of 515,000, or 15%, year-over-year.
•Net revenue per active client (“RPAC”) from continuing operations of $506, a decrease of 6% year-over-year.
•We generated positive free cash flow from continuing operations for the fourth quarter in a row, delivering $16.9 million in the first fiscal quarter. We ended the quarter with $262.3 million of cash, cash equivalents, and investments attributable to continuing operations; and no bank debt.
•On December 4, 2023, we entered into a credit agreement with Citibank, N.A., which provides for a $50.0 million revolving credit facility maturing on December 4, 2026. The borrowing availability under this facility will be based upon a borrowing base formula valuing certain of our accounts receivable, credit card receivables, and inventory as reduced by certain reserves, if any. Our initial borrowing availability is $50.0 million, and we do not anticipate borrowing on the facility. Upon entry into this facility, our existing revolving credit agreement was terminated.
Financial Outlook
Our financial outlook for our continuing operations for the second quarter of fiscal 2024 ending January 27, 2024 is as follows:

Q2 2024
Net Revenue from Continuing Operations	$325 million - $335 million	(19)% - (16)% YoY decline
Adjusted EBITDA from Continuing Operations	$2 million - $7 million	1% - 2% margin
Our fiscal year is a 52-week or 53-week period ending on the Saturday closest to July 31. The fiscal year 2023 was a 52-week year and the fiscal year 2024 is a 53-week year, with the extra week occurring in the fourth quarter ending August 3, 2024.

Our financial outlook for our continuing operations for fiscal year 2024, which contemplates the 53-week period, is as follows:

Fiscal Year 2024
Net Revenue from Continuing Operations	$1.30 billion - $1.37 billion	(18)% - (14)% YoY
(20)% - (15)% YoY adjusted to a 52-week period (1)
Adjusted EBITDA from Continuing Operations	$10 million - $30 million	1% - 2% margin
(1) Full fiscal year 2024 net revenue from continuing operations has been adjusted to remove the 53rd week for year-over-year comparative purposes.

Stitch Fix has not reconciled its Adjusted EBITDA from continuing operations outlook to GAAP net income (loss) from continuing operations because it does not provide an outlook for GAAP net income (loss) from continuing operations due to the uncertainty and potential variability of restructuring and other one-time costs related to continuing operations, net other income (expense), provision for income taxes, and stock-based compensation expense, which are reconciling items between Adjusted EBITDA from continuing operations and GAAP net income (loss) from continuing operations. Because Stitch Fix cannot reasonably predict such items, a reconciliation of the non-GAAP financial measure outlook to the corresponding GAAP measure is not available without unreasonable effort. We caution, however, that such items could have a significant impact on the calculation of GAAP net income (loss) from continuing operations. For more information regarding the non-GAAP financial measures discussed in this release, please see “Non-GAAP Financial Measures” below.
Conference Call and Webcast Information
Matt Baer, Chief Executive Officer of Stitch Fix, and David Aufderhaar, Chief Financial Officer of Stitch Fix, will host a conference call at 2:00 p.m. Pacific Time today to discuss the Company’s financial results and outlook. A live webcast of the call will be accessible on the investor relations section of the Stitch Fix website at https://investors.stitchfix.com.
To access the call by phone, please register at the following link:
Dial-In Registration: https://register.vevent.com/register/BI5c93d547fede4750a1c0f047d9e4e50e
Upon registration, telephone participants will receive the dial-in number along with a unique PIN number that can be used to access the call. A replay of the webcast will also be available for a limited time at https://investors.stitchfix.com.
About Stitch Fix, Inc.
Stitch Fix combines the human touch of expert stylists with the precision of advanced data science to make online personal styling accessible to everyone. Stitch Fix helps millions of clients across the United States find clothing and accessories they love through a unique model that can extend far beyond the closet to define the future of shopping. For more, visit https://www.stitchfix.com.
Forward-Looking Statements
This press release, the related conference call, and webcast contain forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact could be deemed forward looking, including but not limited to statements regarding our expectations for future financial performance, including our profitability and long-term targets; guidance on financial results and metrics for the second quarter and full fiscal year of 2024; our ability to deliver long term, sustainable, and profitable growth and positive free cash flow; that our strategy will drive growth and create value for shareholders; that new technology is making it possible for us to take personalization to a new level; that we are strengthening our foundation; that we are building a healthier client base by more precisely targeting high lifetime value clients and that will help us expand our client base over time; that we are developing a long term strategy that will help us to better serve the clients; that our strategy to embed retail best practices and make operational excellence our standard will fuel our ability to deliver sustainable, profitable growth; that our buying, assortment planning, and inventory allocation strategies will improve operational efficiencies and grow margins; that we will seize the opportunity to widen the aperture of target client segment and introduce many more people to Stitch Fix; that we will radically re-imagine the client experience to firmly position and differentiate Stitch Fix within the retail landscape; that the warehouse consolidation will have immediate cost savings and that having inventory in fewer warehouses will make it easier for stylists to build more relevant assortments for clients and that we will realize inventory efficiencies as we scale; that we will continue to identify further opportunities to improve fixed and variable costs in order to increase both contribution margin and fixed cost leverage over time; our expectations on inventory levels for the second quarter and fiscal year 2024; and our expectations regarding advertising spend. These statements involve substantial risks and uncertainties, including risks and uncertainties related to the current macroeconomic environment; our ability to generate sufficient net revenue to offset our costs; consumer behavior; our ability to acquire, engage, and retain clients; our ability to provide offerings and services that achieve market acceptance; our data science and technology, stylists, operations, marketing initiatives, and other key strategic areas; risks related to our inventory levels and management; risks related to our supply chain, sourcing of materials and shipping of merchandise; risks related to international operations; our ability to forecast our future operating results; and other risks described in the filings we make with the SEC. Further information on these and other factors that could cause our financial results, performance, and achievements to differ materially from any results, performance, or achievements anticipated, expressed, or implied by these forward-looking statements is included in filings we make with the SEC from time to time, including in the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended July 29, 2023. These documents are available on the SEC Filings section of the Investor Relations section of our website at: https://investors.stitchfix.com. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. The achievement or success of the matters covered by such forward-looking statements involves known and unknown risks, uncertainties, and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. You should not rely upon forward-looking statements as predictions of future events. Forward-looking statements represent our management’s beliefs and assumptions only as of the date such statements are made.

Stitch Fix, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except per share amounts)

	October 28, 2023	July 29, 2023
Assets
Current assets:
Cash and cash equivalents	$256,898	$239,437
Short-term investments	5,440	18,161
Inventory, net	160,720	130,548
Prepaid expenses and other current assets	24,789	27,692
Current assets, discontinued operations	2,438	9,623
Total current assets	450,285	425,461
Property and equipment, net	71,490	79,757
Operating lease right-of-use assets	98,645	104,533
Other long-term assets	2,830	2,681
Long-term assets, discontinued operations	788	2,046
Total assets	$624,038	$614,478
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$131,444	$96,730
Operating lease liabilities	27,650	28,210
Accrued liabilities	75,114	69,893
Gift card liability	9,826	10,328
Deferred revenue	10,702	11,366
Other current liabilities	9,479	8,802
Current liabilities, discontinued operations	6,678	12,782
Total current liabilities	270,893	238,111
Operating lease liabilities, net of current portion	118,741	125,418
Other long-term liabilities	3,664	3,639
Total liabilities	393,298	367,168
Stockholders’ equity:
Class A common stock, $0.00002 par value	1	1
Class B common stock, $0.00002 par value	1	1
Additional paid-in capital	635,164	615,236
Accumulated other comprehensive income (loss)	(481)	527
Accumulated deficit	(373,903)	(338,413)
Treasury stock at cost	(30,042)	(30,042)
Total stockholders’ equity	230,740	247,310
Total liabilities and stockholders’ equity	$624,038	$614,478

Stitch Fix, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)
(In thousands, except share and per share amounts)

	For the Three Months Ended
	October 28, 2023	October 29, 2022
Revenue, net	$364,785	$443,741
Cost of goods sold	205,682	256,431
Gross profit	159,103	187,310
Selling, general, and administrative expenses	187,764	235,846
Operating loss	(28,661)	(48,536)
Interest income	2,248	748
Other income (expense), net	411	(177)
Loss before income taxes	(26,002)	(47,965)
Provision for income taxes	169	187
Net loss from continuing operations	(26,171)	(48,152)
Loss from discontinued operations, net of income taxes	(9,319)	(7,766)
Net loss	$(35,490)	$(55,918)
Other comprehensive income (loss):
Change in unrealized loss on available-for-sale securities, net of tax	121	(186)
Foreign currency translation	(1,129)	(1,612)
Total other comprehensive loss, net of tax	(1,008)	(1,798)
Comprehensive loss	$(36,498)	$(57,716)
Loss per share from continuing operations, attributable to common stockholders:
Basic	$(0.22)	$(0.43)
Diluted	$(0.22)	$(0.43)
Loss per share from discontinued operations, attributable to common stockholders:
Basic	$(0.08)	$(0.07)
Diluted	$(0.08)	$(0.07)
Loss per share attributable to common stockholders:
Basic	$(0.30)	$(0.50)
Diluted	$(0.30)	$(0.50)
Weighted-average shares used to compute loss per share attributable to common stockholders:
Basic	116,645,160	112,359,901
Diluted	116,645,160	112,359,901

Stitch Fix, Inc.
Condensed Consolidated Statements of Cash Flow
(Unaudited)
(In thousands)

	For the Three Months Ended
	October 28, 2023	October 29, 2022
Cash Flows from Operating Activities from Continuing Operations
Net loss from continuing operations	$(26,171)	$(48,152)
Adjustments to reconcile net loss from continuing operations to net cash provided by (used in) operating activities from continuing operations:
Change in inventory reserves	3,083	203
Stock-based compensation expense	19,902	31,129
Depreciation and amortization	13,784	9,846
Other	19	31
Change in operating assets and liabilities:
Inventory	(33,255)	(21,802)
Prepaid expenses and other assets	2,800	(786)
Income tax receivables	—	26,640
Operating lease right-of-use assets and liabilities	(1,349)	(278)
Accounts payable	34,709	(1,187)
Accrued liabilities	7,502	4,284
Deferred revenue	(664)	(714)
Gift card liability	(503)	(533)
Other liabilities	702	(255)
Net cash provided by (used in) operating activities from continuing operations	20,559	(1,574)
Cash Flows from Investing Activities from Continuing Operations
Proceeds from sale of property and equipment	21	—
Purchases of property and equipment	(3,653)	(5,888)
Purchases of securities available-for-sale	—	(258)
Sales of securities available-for-sale	—	4,145
Maturities of securities available-for-sale	12,820	—
Net cash provided by (used in) investing activities from continuing operations	9,188	(2,001)
Cash Flows from Financing Activities from Continuing Operations
Payments for tax withholdings related to vesting of restricted stock units	(4,008)	(3,664)
Other	(100)	(117)
Net cash used in financing activities from continuing operations	(4,108)	(3,781)
Net increase (decrease) in cash and cash equivalents from continuing operations	25,639	(7,356)
Cash Flows from Discontinued Operations
Net cash used in operating activities from discontinued operations	(6,119)	(8,474)
Net cash used in investing activities from discontinued operations	—	(256)
Net cash used in financing activities from discontinued operations	(164)	(89)
Net decrease in cash and cash equivalents from discontinued operations	(6,283)	(8,819)
Effect of exchange rate changes on cash and cash equivalents	(1,895)	(1,414)
Net increase (decrease) in cash and cash equivalents	17,461	(17,589)
Cash and cash equivalents at beginning of period	239,437	130,935
Cash and cash equivalents at end of period	$256,898	$113,346
Supplemental Disclosure
Cash paid for income taxes	$386	$83
Supplemental Disclosure of Non-Cash Investing and Financing Activities
Purchases of property and equipment included in accounts payable and accrued liabilities	$1,099	$1,579
Capitalized stock-based compensation	$1,303	$1,871

Non-GAAP Financial Measures
We report our financial results in accordance with generally accepted accounting principles in the United States (“GAAP”). However, management believes that certain non-GAAP financial measures provide users of our financial information with additional useful information in evaluating our performance. We believe that adjusted EBITDA from continuing operations (“Adjusted EBITDA”) is frequently used by investors and securities analysts in their evaluations of companies, and that this supplemental measure facilitates comparisons between continuing operations of companies. We believe free cash flow from continuing operations (“Free Cash Flow”) is an important metric because it represents a measure of how much cash from continuing operations we have available for discretionary and non-discretionary items after the deduction of capital expenditures. These non-GAAP financial measures may be different than similarly titled measures used by other companies.
Our non-GAAP financial measures should not be considered in isolation from, or as substitutes for, financial information prepared in accordance with GAAP. There are several limitations related to the use of our non-GAAP financial measures as compared to the closest comparable GAAP measures. Some of these limitations include:
•Adjusted EBITDA excludes interest income and net other (income) expense as these items are not components of our core business;
•Adjusted EBITDA does not reflect our provision for income taxes, which may increase or decrease cash available to us;
•Adjusted EBITDA excludes the recurring, non-cash expenses of depreciation and amortization of property and equipment and, although these are non-cash expenses, the assets being depreciated and amortized may have to be replaced in the future;
•Adjusted EBITDA excludes the non-cash expense of stock-based compensation, which has been, and will continue to be for the foreseeable future, an important part of how we attract and retain our employees and a significant recurring expense in our business;
•Adjusted EBITDA excludes costs incurred related to discrete restructuring plans and other one-time costs attributable to our continuing operations that are fundamentally different in strategic nature and frequency from ongoing initiatives. We believe exclusion of these items facilitates a more consistent comparison of operating performance over time, however these costs do include cash outflows; and
•Free Cash Flow does not represent the total residual cash flow available for discretionary purposes and does not reflect our future contractual commitments.
Adjusted EBITDA
We define Adjusted EBITDA as net loss from continuing operations excluding interest income, net other (income) expense, provision for income taxes, depreciation and amortization, stock-based compensation expense, and restructuring and other one-time costs related to our continuing operations. The following table presents a reconciliation of net loss from continuing operations, the most comparable GAAP financial measure, to Adjusted EBITDA for each of the periods presented:

	For the Three Months Ended
(in thousands)	October 28, 2023	October 29, 2022
Net loss from continuing operations	$(26,171)	$(48,152)
Add (deduct):
Interest income	(2,248)	(748)
Other (income) expense, net	(411)	177
Provision for income taxes	169	187
Depreciation and amortization (1)	9,439	9,529
Stock-based compensation expense	19,902	31,129
Restructuring and other one-time costs (2)	7,950	6,155
Adjusted EBITDA	$8,630	$(1,723)

(1) For the three months ended October 28, 2023, depreciation and amortization excluded $4.3 million reflected in “Restructuring and other one-time costs.”
(2) For the three months ended October 28, 2023, restructuring charges were $8.0 million. For the three months ended October 29, 2022, restructuring charges were $0.9 million and other one-time costs were $5.3 million in retention bonuses for continuing employees.

Free Cash Flow
We define Free Cash Flow as net cash flows provided by (used in) operating activities from continuing operations, reduced by purchases of property and equipment that are included in cash flows from investing activities from continuing operations. The following table presents a reconciliation of net cash flows provided by (used in) operating activities from continuing operations, the most comparable GAAP financial measure, to Free Cash Flow for each of the periods presented:

	For the Three Months Ended
(in thousands)	October 28, 2023	October 29, 2022
Free Cash Flow reconciliation:
Net cash provided by (used in) operating activities from continuing operations	$20,559	$(1,574)
Deduct:
Purchases of property and equipment from continuing operations	(3,653)	(5,888)
Free Cash Flow	$16,906	$(7,462)
Net cash provided by (used in) investing activities from continuing operations	$9,188	$(2,001)
Net cash used in financing activities from continuing operations	$(4,108)	$(3,781)
Operating Metrics

(in thousands)	October 28, 2023	July 29, 2023	April 29, 2023	January 28, 2023	October 29, 2022
Active clients	2,989	3,121	3,288	3,377	3,504
Active Clients
We define an active client as a client who checked out a Fix or was shipped an item via Freestyle in the preceding 52 weeks, measured as of the last day of that period. A client checks out a Fix when she indicates what items she is keeping through our mobile application or on our website. We consider each Women’s, Men’s, or Kids account as a client, even if they share the same household.
Net Revenue per Active Client
We calculate net revenue per active client based on net revenue over the preceding four fiscal quarters divided by the number of active clients, measured as of the last day of the period. Net revenue per active client was $506 and $541 as of October 28, 2023, and October 29, 2022, respectively.

IR Contact: ir@stitchfix.com	PR Contact: media@stitchfix.com